EXHIBIT 99.1

NEWS	FOR IMMEDIATE RELEASE

THE FIRST AMERICAN CORPORATION ANNOUNCES

OFFER TO ACQUIRE FIRST ADVANTAGE CORPORATION

—Transaction to Enhance Financial Flexibility and Operational Efficiency—

SANTA ANA, Calif., June 29, 2009 – The First American Corporation (NYSE: FAF), America’s largest provider of business information, today announced that it has made an offer to acquire the issued and outstanding common stock of its publicly traded subsidiary, First Advantage Corporation (NASDAQ: FADV).

Under the terms of the offer, First Advantage’s shareholders would receive, at a fixed exchange ratio, 0.5375 of a share of First American common stock for each share of First Advantage common stock. The proposed exchange ratio represents an offer price of $14.04 per share and a 10.2 percent premium to First Advantage’s stock price, based on First American’s and First Advantage’s closing stock prices on Friday, June 26, 2009.

“Acquiring the minority interest in First Advantage will enhance our financial flexibility, reduce organizational complexity and provide greater overall operational efficiency,” stated Parker S. Kennedy, chairman and chief executive officer of The First American Corporation. “We believe this transaction will boost the financial strength of First American as we continue to prepare for the separation of our Information Solutions and Financial Services businesses.”

First American indirectly owns approximately 74 percent of First Advantage’s common stock. First American’s offer, which is expected to be accretive to earnings in 2010, is subject to customary conditions, including the execution of a definitive agreement and the receipt of necessary approvals.

About First American

The First American Corporation (NYSE: FAF) is a FORTUNE 500® company that traces its history to 1889. With total revenues of approximately $6.2 billion in 2008, it is America’s largest provider of business information. First American combines advanced analytics with its vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within five primary business segments, including: Title Insurance and Services, Specialty Insurance, Information and Outsourcing Solutions, Data and Analytic Solutions, and Risk Mitigation and Business Solutions. More information about the company and an archive of its press releases can be found at www.firstam.com.

First American Announces Offer to Acquire First Advantage Corporation

Additional Information

The company intends to file a Registration Statement on Form S-4 and may file other documents with the Securities and Exchange Commission (SEC) in connection with the proposed transaction. First Advantage stockholders should read those filings, and any other filings made by the company with the SEC in connection with the transaction, as they will contain important information. These documents, once filed, as well as the company’s other public SEC filings, can be obtained without charge at the SEC’s Web site at www.sec.gov and at the company’s Web site at www.firstam.com.

Forward-Looking Statements

Certain statements made in this press release, including but not limited to those related to the effect of the acquisition of the common stock of First Advantage by the company (the “Transaction”) on the financial flexibility, organizational complexity, operational efficiency and earnings of the company, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements, include: the inability to satisfy the conditions to the consummation of the Transaction, including obtaining any necessary approvals; failure to realize or delay in the realization of the expected cost savings and other synergies from the Transaction; operational disruption during the pendency of the Transaction; and other factors described on page 3 of the company’s annual report on Form 10-K for the year ended Dec. 31, 2008 filed March 2, 2009 and in Part I, Item 1A of such annual report, as updated in Part II, Item 1A of the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009, in each case as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Media Contact:	Investor Contact:
Carrie Gaska Corporate Communications The First American Corporation (714) 250-3298 • cgaska@firstam.com	Mark Seaton Investor Relations The First American Corporation (714) 250-4264 • mseaton@firstam.com